Tecnoglass, Inc. (NASDAQ: TGLS; OTCBB: TGLSW) is a leading manufacturer of hi - spec, architectural glass and windows for the global residential and commercial construction industries. Located in Barranquilla, Colombia, Tecnoglass is the only Colombian - headquartered company listed on NASDAQ. • Tecnoglass believes it is the #1 glass transformation company in Colombia, with ~40% market share. • Glass Magazine ranked Tecnoglass as the second largest glass fabricator serving the U.S. market in 2013. • Tecnoglass serves 800+ customers in North, Central and South America; in 2013, ~ 36% of sales were to the U.S. • Tecnoglass is authorized to sell hurricane windows in Miami - Dade County, FL, one of the most demanding certifications in the world for manufacturers of windows and window frames. • Investing in manufacturing facilities in order to meet anticipated global demand: • $29 million capital improvement plan completed in 2013. • New construction underway that expands manufacturing facility footprint to 2.3 million square feet, and enhances internal manufacturing capabilities. • Significant growth (2012 - 2013) in revenue and Adjusted EBITDA, with continued growth expected in 2014. • Increased bonding capacity to $500 million on combined projects, $50 million on single projects. • July 2014 acquisition of selected assets of RC Aluminum Industries adds $70 million in backlog, as well as Miami - Dade Notice of Acceptance for more than 50 products manufactured and sold by RC Aluminum. Investment Highlights A. Lorne Weil, Non - Executive Chairman lorne.weil@tecnoglass.com Devin Sullivan Senior Vice President (212) 836 - 9608 dsullivan@equityny.co m José M. Daes, Chief Executive Officer jdaes@energiasolarsa.com $42.8 $47.9 $7.8 $1.3 Colombia United States Panama Other First Half 2014 Revenue Breakdown 43% 48% 8% 1 % Christian Daes, Chief Operating Officer chris@tecnoglass.com Park Square at Doral (Miami, FL) Trump Plaza (Panama) South Dade Miami Cultural Arts Center (Miami, FL) The W Hotel (Ft. Lauderdale, FL) Miami Courthouse (Miami, FL) 4 Waterway Square (The Woodlands, TX) Aeropuerto El Dorado (Bogota) Representative Projects State - of - the - Art Facility

This document includes certain forward - looking statements, including statements regarding future financial performance, future g rowth and future acquisitions. These statements are based on Tecnoglass managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’s business. We refer you to the documents that the Company files from time to time with the Securities and Exchange Commission which cont ain additional important factors that could cause actual results to differ from its current expectations and from the forward - lookin g statements made in this presentation. The Equity Group Inc. is retained by Tecnoglass to provide investor relations services. Adjusted EBITDA Reconciliation ($ in 000s) Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Managemen t b elieves Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate the Com pany’s results because it excludes certain items that are not directly related to the Company’s core operating performance. Investors should re cognize that Adjusted EBITDA might not be com

Improving U.S. Market

Florida Single Family Housing Starts (000s)


240
180
140
90
40
-10
102
103
107
106
120
153
179
206
152
73
39
26
32
32
42
54
71
117
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Source: Peer investor presentation, July 2014

U.S. Housing Starts (000s)


1,400
1,200
1,000
800
600
400
200
0
2010
2011
2012
2013
2014
2015
2016
Single Family
Multifamily

Source: NAHB.org

Financial Overview
(in MMs, except per share data)

Annual Financial Highlights and 2014 Forecast	2014F	2013	2012		1H 2014	1H 2013
Total Revenues	$ 205.7	$ 183.2	$ 130.3		$ 99.8	$ 84.0
Net Income	$ 16.9 (1)	$ 14.7 (2)	$ 5.9		$ 9.3 (1)	$ 5.7
Net Income per Diluted Share	$ 0.70 (1)	$ 0.71 (2)	$ 0.29		$ 0.38 (1)	$ 0.28
Diluted Average Shares Outstanding	24.2	20.7	20.6		24.3	20.6
Working Capital	$ 55.0	$ 52.1	$ 31.8		$ 60.0	$ 52.1
Adjusted EBITDA	$ 46.0 (1)	$ 38.5 (2)	$ 22.3		$ 23.7 (1)	$ 16.5

(1) Excludes $13.5 M loss related to change in fair value of warranty liability
(2) Excludes $7.6 M gain related to change in fair value of warrant liability

Adjusted EBITDA Reconciliation ($ in 000s)

Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate the Company's results because it excludes certain items that are not directly related to the Company's core operating performance. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

Year	Adjusted EBITDA	Depreciation	Adj. EBIT	Warrants Liability	Interest Expense	Tax Provision	Net Income (Loss)	Net Income w/o Warrants
Q2 2013	9,101	2,360	6,741	-	1,818	1,719	3,204	3,204
Q2 2014	12,630	3,020	9,610	4,645	2,294	2,263	408	5,053
1H 2013	16,537	3,995	12,542	-	3,487	3,350	5,705	5,705
1H 2014	23,725	4,972	18,753	13,525	4,267	5,234	(4,273)	9,252
2014 F	46,000	9,300	36,700	13,500	9,000	10,800	3,400	16,900

This document includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass's business. We refer you to the documents that the Company files from time to time with the Securities and Exchange Commission which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. The Equity Group Inc. is retained by Tecnoglass to provide investor relations services.